Exhibit 99.1
PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert Milligan
Chief Financial Officer	Senior Vice President of Corporate Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480-258-6637	480-998-3478
kelliepruitt@htareit.com	robertmilligan@htareit.com
HEALTHCARE TRUST OF AMERICA, INC. REPORTS 23.1% INCREASE IN NORMALIZED FFO PER SHARE AND 3.8% SAME-STORE GROWTH
Scottsdale, Arizona (February 20, 2013) — Healthcare Trust of America, Inc. (NYSE:HTA) (“HTA”) announced results for the quarter and year ended December 31, 2012.
Normalized FFO increased 23.1% to $0.16 per share as compared to Q4 2011, driven by acquisitions, positive leasing activity, and the continued focus on reducing operating expenses. During the quarter, HTA completed a $26.8 million on-campus acquisition and was added to the MSCI US REIT Index (RMZ). Looking forward, HTA expects to continue its focus on value creation for its stockholders by prudently investing in high quality on-campus medical office buildings (“MOBs”), operating its national portfolio and enhancing its investment grade balance sheet.
2012 Highlights
Operating - Fourth Quarter

•	Normalized FFO: $0.16 per share, or $34.2 million, an increase of $0.03 per share, or 23.1%, compared to Q4 2011.

•	Normalized FAD: $0.14 per share, or $30.4 million, an increase of $0.04 per share, or 40.0%, compared to Q4 2011.

•	Same Property Cash NOI: $43.7 million, an increase of $1.6 million, or 3.8%, compared to Q4 2011.

•	Rental Income: $73.4 million, an increase of $7.7 million, or 11.8%, compared to Q4 2011.

•	NOI: $52.0 million, an increase of $6.8 million, or 14.9%, compared to Q4 2011.
Operating - Full Year

•	Normalized FFO: $0.61 per share, or $135.3 million, an increase of $0.09 per share, or 17.3%, compared to 2011.

•	Normalized FAD: $0.53 per share, or $117.9 million, an increase of $0.09 per share, or 20.5%, compared to 2011.

•	Same Property Cash NOI: $172.6 million, an increase of $3.4 million, or 2.0%, compared to 2011.

•	Rental Income: $295.3 million, an increase of $25.7 million, or 9.5%, compared to 2011.

•	NOI: $204.3 million, an increase of $18.7 million, or 10.0%, compared to 2011.
Portfolio

•
Acquisitions: Completed the acquisition of the 100% leased, approximately 69,000 square foot on-campus Forest Park Pavilion for $26.8 million. For the full year, HTA acquired $294.9 million of high quality on-campus or aligned medical office buildings. The acquisitions totaled over 1.3 million square feet and were over 99% occupied at acquisition.

•
In-house Property Management: During the year HTA transitioned 4.9 million square feet of GLA to its in-house property management and leasing platform. As of December 31, 2012, HTA had approximately 70% of its GLA managed internally. With the addition of HTA’s Atlanta and Arizona teams in 2013, HTA currently manages approximately 80% of its GLA internally.

•	Tenant Retention: Tenant retention for the quarter and the year was 86.5% by GLA.

•	Occupancy: The occupancy rate of HTA’s portfolio remained at 91.1% by GLA.

•
Portfolio: As of December 31, 2012, HTA’s portfolio consisted primarily of MOBs, 95.7% of GLA was on-campus or aligned with dominant healthcare systems totaling 12.6 million square feet of GLA in 27 states.

•
Credit Rated Tenants: Investment grade rated tenants as a percent of annualized base rent was 39.8% as of December 31, 2012 and 56.3% of HTA’s annualized base rent was derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.

Balance Sheet and Liquidity

•	Listed Shares on the NYSE: On June 6, 2012, HTA listed its Class A shares on the New York Stock Exchange (“NYSE”) under the symbol “HTA”.

•	MSCI US REIT Index (RMZ): In December 2012, HTA was added to the MSCI US REIT Index (RMZ).

•
Share Conversion: In December 2012, HTA’s Class B-1 shares converted to Class A shares. As a result of this conversion, HTA had 100.1 million Class A shares outstanding which are eligible to trade on the NYSE as of December 31, 2012. The Class B-2 and Class B-3 shares are scheduled to convert to Class A shares in June 2013 and December 2013, respectively.

•
Balance Sheet: As of December 31, 2012, HTA had total liquidity of $519.0 million, including $503.0 million of availability on its unsecured revolving credit facility. Total debt to total capitalization was 32.8%. During 2012, HTA entered into a new $575.0 million revolving credit facility, with extended term and lower pricing, and closed on $455.0 million in 4 and 7 year term loans. The total cost of HTA’s debt decreased by over 100 basis points to 4.06% per annum.

Financial Results
FFO and Normalized FFO
Funds from Operations, or FFO, was $0.13 per share, or $26.8 million, for the three months ended December 31, 2012, compared to $0.13 per share, or $28.7 million, for the three months ended December 31, 2011.
Normalized FFO was $0.16 per share, or $34.2 million, for the three months ended December 31, 2012, compared to $0.13 per share, or $30.4 million, for the three months ended December 31, 2011.
Normalized FAD
Normalized Funds Available for Distribution, or Normalized FAD, was $0.14 per share, or $30.4 million, for the three months ended December 31, 2012, an increase of 40.0% from $0.10 per share, or $22.9 million, for the three months ended December 31, 2011. The fourth quarter payout ratio was approximately 100% of Normalized FAD.
Rental Income
Rental income increased 11.8% to $73.4 million for the three months ended December 31, 2012, compared to $65.7 million for the three months ended December 31, 2011. The increase in rental income was driven by $294.9 million of completed MOB acquisitions during 2012 and same property portfolio growth.
NOI
Net Operating Income, or NOI, was $52.0 million for the three months ended December 31, 2012, compared to $45.2 million for the three months ended December 31, 2011.
Same Property Cash NOI
Same property cash NOI increased 3.8% to $43.7 million for the three months ended December 31, 2012, compared to $42.1 million for the three months ended December 31, 2011.
General and Administrative Expenses
General and administrative expenses were $5.7 million for the three months ended December 31, 2012, compared to $4.8 million for the three months ended December 31, 2011. The increase was primarily due to the transition of property management and leasing to HTA’s in-house asset management platform and other public company infrastructure costs.
Interest Expense and Change in the Fair Value of Derivative Financial Instruments
Interest expense and change in the fair value of derivative financial instruments for the three months ended December 31, 2012 was $11.9 million, which included $12.0 million of interest expense related to debt and interest rate swaps, which was partially offset by a $0.1 million gain on the change in the fair value of HTA’s derivative financial instruments. During the quarter, HTA paid off a $20.5 million variable rate mortgage.
During 2012, HTA entered into over $1.0 billion of new credit facilities which have been used to refinance its previous credit facility, pay off $120.7 million of fixed and variable rate mortgages, and to fund HTA’s acquisitions and other initiatives, including the tender offer. The net impact from these transactions was to lower the average borrowing rate and extend maturities. The weighted average borrowing cost, inclusive of HTA’s interest rate swaps and cap, decreased to 4.06% per annum from 5.25% per annum as of December 31, 2011. Additionally, the weighted average remaining term of the debt portfolio increased from 4.1 years to 4.3 years.

Net Loss
The net loss for the three months ended December 31, 2012 was $1.8 million, compared to net income of $2.0 million for the three months ended December 31, 2011.
Balance Sheet
As of December 31, 2012, HTA had total assets of $2.4 billion, cash and cash equivalents of $16.0 million and $503.0 million available on its unsecured revolving credit facility. The leverage ratio of total debt to total capitalization was 32.8%.
Share Conversion
In December 2012, HTA’s Class B-1 shares converted to Class A shares. As a result of this conversion, the number of shares eligible to trade on the NYSE increased by 57.3 million. Including this conversion, HTA had 100.1 million Class A shares outstanding.
Occupancy & Tenant Retention
The occupancy rate of HTA’s portfolio, including month-to-month leases and leases that have been executed, but which have not yet commenced, remained at 91.1% by GLA. Tenant retention for the quarter was 86.5% by GLA.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was 39.8% as of December 31, 2012 and 56.3% of HTA’s annualized base rent is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management Platform
During the year ended December 31, 2012, HTA transitioned 4.9 million square feet of GLA to its in-house property management and leasing platform. As of December 31, 2012, HTA had approximately 70% of its current GLA managed internally.
Funds from Operations, Normalized Funds from Operations and Funds Available for Distribution
HTA defines FFO, a non-GAAP measure, as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and impairment write downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents FFO because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income or loss. FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. FFO should be reviewed in connection with other GAAP measurements.
Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, HTA uses Normalized FFO, which excludes from FFO acquisition-related expenses, listing expenses, transitional expenses from a non-traded to a listed entity, net change in fair value of derivative financial instruments, debt extinguishment costs and other normalizing items, to further evaluate how its portfolio might perform after its acquisition stage is complete and the sustainability of its distributions in the future. Other normalizing items include items such as legal settlements, lease termination fees, notes receivable discount adjustment and the write-off of deferred financing costs. However, HTA’s use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA’s liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

HTA defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO other income, non-cash compensation expense, straight-line rent adjustments, amortization of acquired below and above market leases, deferred revenue - tenant improvement related, amortization of deferred financing costs and recurring capital expenditures, tenant improvements and leasing commissions. HTA believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. In order to understand and analyze HTA’s liquidity, Normalized FAD should be compared with cash flow (computed in accordance with GAAP). Normalized FAD should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.
The following is the reconciliation of FFO, Normalized FFO and Normalized FAD to net income or loss for the three months and year ended December 31, 2012 and 2011 (amounts in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net (loss) income	$(1,817)	$2,007	$(24,368)	$5,593
Depreciation and amortization expense	28,639	26,731	116,418	107,542
FFO	$26,822	$28,738	$92,050	$113,135
FFO per share - basic	$0.13	$0.13	$0.41	$0.51
FFO per share - diluted	$0.13	$0.13	$0.41	$0.50
Acquisition-related expenses	2,210	303	8,843	2,130
Listing expenses	5,278	—	22,573	—
Transitional expenses	143	—	2,197	—
Net change in fair value of derivative financial instruments	(148)	(307)	7,667	856
Debt extinguishment costs	—	—	1,886	—
Other normalizing items	(60)	1,704	86	287
Normalized FFO	$34,245	$30,438	$135,302	$116,408
Normalized FFO per share - basic	$0.16	$0.13	$0.61	$0.52
Normalized FFO per share - diluted	$0.16	$0.13	$0.61	$0.52

Normalized FFO	$34,245	$30,438	$135,302	$116,408
Other income	(22)	(13)	(89)	(174)
Non-cash compensation expense	599	662	1,756	3,221
Straight-line rent adjustments, net	(1,395)	(2,024)	(7,857)	(9,112)
Amortization of acquired below and above market leases	605	735	2,203	2,683
Deferred revenue - tenant improvement related	(145)	(459)	(557)	(1,169)
Amortization of deferred financing costs	840	737	3,312	3,177
Recurring capital expenditures, tenant improvements and leasing commissions	(4,324)	(7,175)	(16,126)	(17,339)
Normalized FAD	$30,403	$22,901	$117,944	$97,695
Normalized FAD per share - basic	$0.14	$0.10	$0.53	$0.44
Normalized FAD per share - diluted	$0.14	$0.10	$0.53	$0.44
Weighted average number of shares outstanding
Basic	214,412	227,825	222,713	223,900
Diluted	214,567	228,317	222,869	224,392

Net Operating Income, Cash Net Operating Income and Same Property Cash Net Operating Income
NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from HTA’s total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, listing expenses, non-traded REIT expenses, interest expense and net change in the fair value of derivative financial instruments, debt extinguishment costs and other income. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
Cash NOI is a non-GAAP financial measure which excludes from NOI straight line rent adjustments, amortization of acquired below and above market leases and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements, lease termination fees and tenant improvements reimbursements. HTA believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term Cash NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of our owned properties referred to as "same properties." Same property amounts are calculated as the amounts attributable to all properties which have been owned and operated by HTA during the entire span of all periods reported. Therefore, any properties acquired after the first day of the earlier comparison period and any mortgage notes receivable interest income are excluded from same properties.
The following is the reconciliation of NOI, Cash NOI and Same Property Cash NOI to net income or loss for the three months and year ended December 31, 2012 and 2011 (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net (loss) income	$(1,817)	$2,007	$(24,368)	$5,593
General and administrative expenses	5,662	4,760	21,741	20,879
Acquisition-related expenses	2,210	303	8,843	2,130
Depreciation and amortization expense	28,639	26,731	116,418	107,542
Listing expenses	5,278	—	22,573	—
Non-traded REIT expenses	143	1,712	4,340	7,816
Interest expense and net change in fair value of derivative financial instruments	11,896	9,737	52,993	41,892
Debt extinguishment costs	—	—	1,886	—
Other income	(22)	(13)	(89)	(174)
NOI	$51,989	$45,237	$204,337	$185,678
NOI percentage growth	14.9%		10.0%

NOI	$51,989	$45,237	$204,337	$185,678
Straight-line rent adjustments, net	(1,395)	(2,024)	(7,857)	(9,112)
Amortization of acquired below and above market leases	605	735	2,203	2,683
Other non-cash and normalizing items	(52)	770	(14)	(2,541)
Cash NOI	$51,147	$44,718	$198,669	$176,708
Notes receivable interest income	(546)	(1,237)	(4,164)	(4,424)
Non-same property Cash NOI	(6,939)	(1,415)	(21,928)	(3,092)
Same property Cash NOI	$43,662	$42,066	$172,577	$169,192
Same property Cash NOI percentage growth	3.8%		2.0%

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE:HTA), a publicly traded real estate investment trust, is a fully-integrated, leading owner of medical office buildings.  HTA listed its shares on the New York Stock Exchange on June 6, 2012. HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are located on the campuses of nationally recognized healthcare systems in major U.S. metropolitan areas.
Since its formation in 2006, HTA has acquired a geographically diverse portfolio of properties that totals approximately $2.6 billion based on purchase price and is comprised of approximately 12.6 million square feet of gross leasable area located in 27 states. HTA’s overall portfolio occupancy is 91.1% by GLA, and 56% of HTA’s annualized base rent comes from credit rated tenants.
HTA has developed a national property management and leasing platform which it directs through its primary regional offices in Scottsdale, Indianapolis, Atlanta, and Charleston. Today, approximately 80% of total portfolio GLA is managed by this platform.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the assessment of strategic success of our strategic alternatives, including potential liquidity alternatives; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K and in our other filings with the SEC.

HEALTHCARE TRUST OF AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2012 and 2011
(In thousands, except share data)
(Unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Real estate investments, net	$1,992,607	$1,806,471
Real estate notes receivable, net	20,000	57,459
Cash and cash equivalents	15,956	69,491
Accounts and other receivables, net	13,317	12,658
Restricted cash and escrow deposits	17,623	16,718
Identified intangible assets, net	282,934	272,390
Other assets, net	71,653	56,442
Total assets	$2,414,090	$2,291,629
LIABILITIES AND EQUITY
Liabilities:
Debt, net	$1,037,359	$639,149
Accounts payable and accrued liabilities	63,443	47,801
Derivative financial instruments - interest rate swaps	9,370	1,792
Security deposits, prepaid rent and other liabilities	24,450	19,930
Identified intangible liabilities, net	11,309	11,832
Total liabilities	1,145,931	720,504
Commitments and contingencies
Redeemable noncontrolling interest of limited partners	3,564	3,785
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 228,491,312 shares issued and outstanding as of December 31, 2011	—	2,284
Class A common stock, $0.01 par value; 700,000,000 shares authorized; 100,086,387 shares issued and outstanding as of December 31, 2012	1,001	—
Class B common stock, $0.01 par value; 300,000,000 shares authorized; 114,566,254 shares issued and outstanding as of December 31, 2012	1,146	—
Additional paid-in capital	1,885,836	2,032,305
Cumulative dividends in excess of earnings	(633,717)	(467,249)
Total stockholders’ equity	1,254,266	1,567,340
Noncontrolling interest	10,329	—
Total equity	1,264,595	1,567,340
Total liabilities and equity	$2,414,090	$2,291,629

HEALTHCARE TRUST OF AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Year Ended December 31, 2012 and 2011
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Rental income	$73,421	$65,686	$295,340	$269,646
Interest income from mortgage notes receivable and other income	621	(154)	4,304	4,792
Total revenues	74,042	65,532	299,644	274,438
Expenses:
Rental	22,053	20,295	95,307	88,760
General and administrative	5,662	4,760	21,741	20,879
Acquisition-related	2,210	303	8,843	2,130
Depreciation and amortization	28,639	26,731	116,418	107,542
Listing	5,278	—	22,573	—
Non-traded REIT	143	1,712	4,340	7,816
Total expenses	63,985	53,801	269,222	227,127
Income before other income (expense)	10,057	11,731	30,422	47,311
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt premium/discount):
Interest related to debt	(9,351)	(9,738)	(40,382)	(39,613)
Interest related to derivative financial instruments and net change in fair value of derivative financial instruments	(2,545)	1	(12,611)	(2,279)
Debt extinguishment costs	—	—	(1,886)	—
Other income	22	13	89	174
Net (loss) income	$(1,817)	$2,007	$(24,368)	$5,593
Less: net income attributable to noncontrolling interests	(19)	(12)	(56)	(52)
Net (loss) income attributable to controlling interest	$(1,836)	$1,995	$(24,424)	$5,541
Net (loss) income per share attributable to controlling interest - basic	$(0.01)	$0.00	$(0.11)	$0.02
Net (loss) income per share attributable to controlling interest - diluted	$(0.01)	$0.00	$(0.11)	$0.02
Weighted average number of shares outstanding
Basic	214,412	227,825	222,713	223,900
Diluted	214,412	228,317	222,713	224,392